UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement

On September 20, 2024, Uranium Energy Corp. (the “Company”), through its wholly-owned subsidiary, UEC Sweetwater Corp., a Delaware corporation (the “Buyer”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Rio Tinto America Inc., a Delaware corporation (the “Seller”), pursuant to which the Company through the Buyer will acquire from the Seller all of the issued and outstanding shares of capital stock (the “Shares”) of (i) Kennecott Uranium Company, a Delaware corporation (“KUC”), which is a joint venture participant of, and owns a 50% ownership interest in, the Green Mountain Mining Venture, an unincorporated Wyoming contractual joint venture (“GMMV”), and (ii) Wyoming Coal Resources Company, a Delaware corporation (“WCRC”), which is a joint participant of, and owns a 50% ownership interest in, GMMV (collectively, the “Acquisition”).

KUC, WCRC and GMMV, collectively, own or hold the assets, rights and obligations comprised of: (i) the facilities, equipment, improvements and fixtures for the processing of uranium located in Sweetwater County, Wyoming, owned by KUC, WCRC and GMMV, and related facilities and impoundments; (ii) the Jackpot and Big Eagle properties located in Wyoming; (iii) the mineral and real property interests which are owned or leased by KUC, WCRC or GMMV, subject to the permitted encumbrances, including patented and unpatented mining and millsite claims, leaseholds, material easements and rights-of-way of record; and (iv) the other rights and interests in uranium mineralization located in Fremont and Sweetwater Counties, Wyoming, owned or held by any of KUC, WCRC or GMMV (collectively, the “Project”).

The consideration for the Acquisition payable at closing of the Stock Purchase Agreement is $175 million in cash, subject to customary working capital adjustments as provided for in the Stock Purchase Agreement, with closing expected to occur in the fourth quarter of calendar year 2024.

Upon completion of the Acquisition, the Company will arrange to replace approximately $25 million in surety bonds securing future reclamation costs relating to the Project. In addition, from and after the completion of the Acquisition the Company and the Buyer shall continue to indemnify the Seller from most of the liabilities associated with the Project.

The closing of the Acquisition is subject to certain conditions customary for an Acquisition of this nature, including that the Wyoming Nuclear Regulator shall have preliminarily approved the application for the transfer of a Radioactive Materials License to the Buyer, and the same shall not have been stayed or enjoined.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)                    Exhibits

Exhibit	Description

2.1	Stock Purchase Agreement by and between Rio Tinto America Inc. and UEC Sweetwater Corp., dated September 20, 2024*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*         The schedules to the Stock Purchase Agreement (indexed in the table of contents thereof) have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 23, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer